EXHIBIT 99.1

AMERICAN OIL & GAS, INC.

Circuito Playa Del Carmen

Av. Los Amores No. 400-68

Bucerias, Nayarit

Mexico 63732

December 20, 2021

NFTUS Corp.

E201-244 5th Avenue

New York, NY 10001

Attn: Peter Lachapelle,

Co-Founder and Chief Executive Officer

Re: Non-Binding Letter of Intent

Dear Peter:

This letter (this “Letter”) is intended to summarize the principal terms of a proposal being considered between American Oil & Gas, Inc., a Nevada corporation (the “Company”), and NFTUS Corp., a Delaware corporation (“Target”), and pursuant to which the Company will acquire all of the issued and outstanding shares of the Target from the stockholders of Target (the “Sellers”) resulting in the Target being a wholly-owned subsidiary of the Company. The possible acquisition of the stock of the Target Company is referred to as the “Proposed Acquisition,” and Target and the Company are referred to collectively as the “Parties.”

1. Acquisition of Shares; Share Exchange. Subject to the satisfaction of the conditions described in this Letter, at the closing of the Proposed Acquisition, the Company would acquire shares of common stock, representing all of the issued and outstanding shares of capital stock of the Target from the Sellers (the “Shares”), free and clear of all encumbrances, in exchange for ten million (10,000,000) unregistered shares of common stock of the Company (the “Purchase Shares”), on a one-for-one basis, on a pre-Forward Split basis (as discussed below).

2. Proposed Definitive Agreement. As soon as reasonably practicable after the execution of this Letter, the Parties shall commence to negotiate a definitive purchase agreement (the “Definitive Agreement”) relating to the Company’s acquisition of all of the Shares from the Sellers, resulting in the Target being a wholly-owned subsidiary of the Company. The Definitive Agreement is to be drafted by Target’s counsel, and would include the terms summarized in this Letter and such other representations, warranties, conditions, covenants, indemnities and other terms that are customary for transactions of this kind and are not inconsistent with this Letter.

3. Conditions.

(a) The Company’s obligation to close the Proposed Acquisition will be subject to customary conditions, including:

(i) the Company’s satisfactory completion of its due diligence;

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(ii) the Company’s board of directors approving the Proposed Acquisition;

(iii) execution of the Definitive Agreement and the ancillary agreements;

(iv) there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets.

(v) the Company’s filing of a Form 8-K disclosing this Letter and the Parties’ intention to consummate the Proposed Acquisition;

(vi) providing its EDGAR codes and passwords to the Target;

(b) The Target’s obligation to close the Proposed Acquisition will be subject to customary conditions, including:

(i) Target’s satisfactory completion of its due diligence;

(ii) the Company’s board of directors approving the Proposed Acquisition;

(iii) the resignation of Michael Noble from all positions with the Company and the board of directors of the Company and the appointment of Peter Lachapelle as the Company’s President and sole director, effective simultaneously upon the closing of the Proposed Acquisition;

(iv) the receipt of any regulatory approvals and third party consents, on terms satisfactory to Target;

(v) execution of the Definitive Agreement and the ancillary agreements;

(vi) there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets.

4. Due Diligence. From and after the date of this Letter, the Company will authorize the Target’s management and its advisors full access to the Company’s facilities, records, key employees and advisors for the purpose of completing Target’s due diligence review. The due diligence investigation will include, but is not limited to, a complete review of the Company’s financial, legal, tax, environmental, intellectual property and labor records and agreements, and any other matters as Target’s accountants, tax and legal counsel, and other advisors deem relevant.

5. Covenants of the Company.

(a) The Company covenants that it shall use its best efforts to have the following corporate actions effectuated with the Nevada Secretary of State and/or FINRA, as the case may be, before the closing of the Proposed Acquisition:

(i) Changing the name of the Company to a name selected by the Target (the “Name Change”);

(ii) Changing the symbol for its common stock from AOIX to a symbol selected by the Target (the “Stock Symbol Change”);

(iii) Effecting forward stock split of its authorization and outstanding common stock on a six-for-one (6:1) basis (the “Forward Split”). The Company will use its best efforts to effectuate the Name Change, Stock Symbol Change and Forward Stock Split prior to the closing of the Proposed Acquisition, and if not reasonably possible before the closing if the Proposed Acquisition and agreed to by the Target, to reasonably assist the Target in effecting such actions, including receiving any necessary regulatory approvals and third party consents;

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(b) During the period from the signing of this Letter through the execution of the Definitive Agreement, the Company will: (i) conduct its business in the ordinary course in a manner consistent with past practice, (ii) maintain its properties and other assets in good working condition (normal wear and tear excepted), (iii) use its best efforts to maintain the business and employees, customers, assets and operations as an ongoing concern in accordance with past practice; and (iv) will not without the prior approval of the Target: (a) issue any securities of the Company or obligate the Company to issue any securities of the Company or (b) enter into any agreements outside the ordinary course of business; and

(c) For a period of six months after the closing date of the Proposed Acquisition, to provide reasonable assistance to the Target to effectuate the Proposed Acquisition and the transactions contemplated hereby.

6. Exclusivity.

(a) In consideration of the expenses that Target has incurred and will incur in connection with the Proposed Acquisition, the Company agrees that until such time as this Letter has terminated in accordance with the provisions of Section 7 (such period, the “Exclusivity Period”), neither the Company or any of its representatives, officers, employees, directors, agents, stockholders, subsidiaries or affiliates nor its stockholders (collectively, the “Company Group”) shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than Target and its affiliates (an “Acquisition Proposal”) to acquire all or any significant part of the business and properties, capital stock or capital stock equivalents of the Company, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Proposed Acquisition with Target. The Company agrees to immediately notify Target if any member of the Company Group receives any indications of interest, requests for information or offers in respect of an Acquisition Proposal, and will communicate to Target in reasonable detail the terms of any such indication, request or offer, and will provide Target with copies of all written communications relating to any such indication, request or offer. Immediately upon execution of this Letter, the Company shall, and shall cause the Company Group to, terminate any and all existing discussions or negotiations with any person or group of persons other than Target and its affiliates regarding an Acquisition Proposal. The Company represents that no member of the Company Group is party to or bound by any agreement with respect to an Acquisition Proposal other than under this Letter.

7. Termination. This letter will automatically terminate and be of no further force and effect upon the earlier of (i) execution of the Definitive Agreement by all required parties; (ii) mutual agreement of Company and Target, and (iii) at 5:00 pm (Eastern Time) on the twenty (20th) day after the date of this Letter written above. Notwithstanding anything in the previous sentence, Sections 9, 10 and 11 shall survive the termination of this Letter and the termination of this Letter shall not affect any rights any Party has with respect to the breach of this Letter by another Party prior to such termination.

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8. Bid Expiration. This offer will remain in effect until 5:00 pm (Eastern Time), on December 24, 2021, unless accepted or rejected by Target, or withdrawn by Company prior to that time.

9. GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEVADA.

10. No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and the Sellers and their successors or assigns, any rights or remedies under or by reason of this Letter.

11. Expenses. The Parties will each pay their own transaction expenses, including the fees and expenses of investment bankers and other advisors, incurred in connection with the Proposed Acquisition. The transaction expenses of the Company Group shall be paid by the Company.

12. No Binding Agreement. This Letter reflects the intention of the Parties, but for the avoidance of doubt neither this Letter nor its acceptance shall give rise to any legally binding or enforceable obligation on any Party, except with regard to Sections 6 through 14 hereof. No contract or agreement providing for any transaction involving the Company shall be deemed to exist between Target and any of its affiliates and Sellers unless and until a final Definitive Agreement has been fully executed and delivered.

13. Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Letter have been inserted for reference only and shall not be deemed to be a part of this Letter.

[SIGNATURE PAGE FOLLOWS]

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If you are in agreement with the terms set forth above and desire to proceed with the Proposed Acquisition on that basis, please sign this Letter in the space provided below and return an executed copy to the attention of the undersigned.

Very truly yours, AMERICAN OIL & GAS, INC. By: /s/ Michael Noble Name: Michael Noble Title: Chief Executive Officer, Chief Financial and Accounting Officer

Agreed to and accepted:

NFTUS CORP.

By: /s/ Peter Lachapelle

Name: Peter Lachapelle

Title: Co-Founder and Chief Executive Officer

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